UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NAKED BRAND GROUP INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

95 Madison Avenue, 10th Floor
New York, New York 10016

July 7, 2016

Dear stockholder:

You are cordially invited to attend the Annual Meeting of stockholders of Naked Brand Group Inc. (the “Company”) that will be held on August 3rd, 2016, at 10:00 AM, local time, at the offices of Duane Morris LLP, located at 1540 Broadway, 14th floor, New York, New York 10034.

The formal notice of the Annual Meeting and the Proxy Statement are included with this invitation.

We are holding the meeting for the following purposes:

1.	To elect seven (7) directors to the board of directors to serve until the 2017 Annual Meeting of stockholders and until their successors are duly elected and qualified.
2.	To hold a non-binding advisory vote to approve the compensation of our named executive officers as disclosed in the Proxy Statement.
3.	To hold a non-binding advisory vote on whether a non-binding advisory vote to approve the compensation of our named executive officers should be held every one, two or three years.
4.	To approve an amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock from 11,250,000 to 18,000,000.
5.	To approve an amendment to our Articles of Incorporation to provide authority to issue up to 2,000,000 shares of blank check preferred stock.
6.	To ratify the appointment of BDO USA, LLP as our independent auditor for the fiscal year ending January 31, 2017.
7.	To transact any and all other business that may properly come before the meeting or any continuation, postponement, or adjournment thereof.

All stockholders of record of our common stock at the close of business on June 15, 2016, the record date, are entitled to notice of and to vote at this meeting and any continuation, postponement, or adjournment thereof. Whether or not you expect to attend the annual meeting of stockholders in person, we urge you to mark, sign, date and return the enclosed proxy card as promptly as possible in the provided postage-prepaid envelope to ensure your representation and the presence of a quorum at the annual meeting. If you send in your proxy card, you may still decide to attend the annual meeting of stockholders and vote your shares in person. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

The board of directors and management look forward to seeing you at the meeting.

Sincerely yours,

Carole Hochman
Chief Executive Officer, Chief Creative
Officer and Chairwoman of the Board

95 Madison Avenue, 10th Floor
New York, New York 10016

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD ON
AUGUST 3, 2016

The Annual Meeting of Stockholders (the “Annual Meeting”) of Naked Brand Group Inc., a Nevada corporation (the “Company”), will be held on August 3rd, 2016, at 10:00 AM, local time, at the offices of Duane Morris LLP, located at 1540 Broadway, 14th Floor, New York, New York 10034, for the following purposes:

1.	To elect seven (7) directors to the board of directors to serve until the 2017 Annual Meeting of stockholders and until their successors are duly elected and qualified.
2.	To hold a non-binding advisory vote to approve the compensation of our named executive officers as disclosed in the Proxy Statement.
3.	To hold a non-binding advisory vote on whether a non-binding advisory vote to approve the compensation of our named executive officers should be held every one, two or three years.
4.	To approve an amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock from 11,250,000 to 18,000,000.
5.	To approve an amendment to our Articles of Incorporation to provide authority to issue up to 2,000,000 shares of blank check preferred stock.
6.	To ratify the appointment of BDO USA, LLP as our independent auditor for the fiscal year ending January 31, 2017.
7.	To transact any and all other business that may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof.

These matters are more fully described in the Proxy Statement accompanying this Notice. You may vote at the Annual Meeting (or any adjournment or postponement of the Annual Meeting) if you were a stockholder of the Company at the close of business on June 15, 2016, the record date. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting. The Company’s stock transfer books will not be closed. A list of the stockholders entitled to vote at the Annual Meeting may be examined at the Company’s offices during the 10 day period preceding the Annual Meeting.

If you have any questions or require any assistance with your vote, please contact our proxy solicitation agent Kingsdale Shareholder Services at The MDC Innovation Center, 745 Fifth Avenue, 19th Floor, New York, New York 10151, by toll-free telephone in North America at 1-855-683-3113 or by collect call outside North America at 416-867-2272 or by email at contactus@kingsdaleshareholder.com.

You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend, the board of directors respectfully requests that you vote your shares in the manner described in the Proxy Statement. You may revoke your proxy in the manner described in the Proxy Statement at any time before it has been voted at the Annual Meeting.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING: Our Annual Report on Form 10-K, Notice and Proxy Statement are available electronically at www.proxyvote.com.

By order of the Board of Directors

Joel Primus
President & Secretary

July 7, 2016

GENERAL INFORMATION	1
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	2
EXECUTIVE OFFICERS, DIRECTORS AND CORPORATE GOVERNANCE	7
EXECUTIVE COMPENSATION	13
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	18
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	20
REPORT OF THE AUDIT COMMITTEE	22
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	23
CODE OF ETHICS AND BUSINESS CONDUCT	24
PROPOSAL ONE: ELECTION OF DIRECTORS	25
PROPOSAL TWO: ADVISORY VOTE ON EXECUTIVE COMPENSATION	26
PROPOSAL THREE: ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION	27
PROPOSAL FOUR: APPROVAL OF AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK THAT WE MAY ISSUE FROM 11,250,000 TO 18,000,000 SHARES.	28
PROPOSAL FIVE: APPROVAL OF AMENDMENT TO OUR ARTICLES OF INCORPORATION TO PROVIDE AUTHORITY TO ISSUE UP TO 2,000,000 SHARES OF BLANK CHECK PREFERRED STOCK	30
PROPOSAL SIX: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	32
APPENDIX A: PROPOSED AMENDMENTS TO ARTICLES OF INCORPORATION	33

i

95 Madison Avenue, 10th Floor
New York, New York 10016

PROXY STATEMENT FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 3, 2016

GENERAL INFORMATION

This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation by the board of directors of Naked Brand Group Inc., a Nevada corporation (“we,” “our,” “us,” or the “Company”), of proxies in the accompanying form to be used at our annual meeting of stockholders to be held at the offices of Duane Morris LLP, located at 1540 Broadway, 14th Floor, New York, New York 10034, on August 3rd, 2016 at 10:00 AM, local time, and any continuation, postponement or adjournment thereof (the “Annual Meeting”). This Proxy Statement and the accompanying proxy are being made available to our stockholders on or about July 7, 2016.

The Company has entered into an agreement with Kingsdale Shareholder Services for proxy solicitation and advisory services in connection with this solicitation, for which Kingsdale will receive a fee up to $20,000 together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. Kingsdale will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders.

Please note, our fiscal year ends on January 31. References to “fiscal 2016” and “fiscal 2015” represent the fiscal years ended January 31, 2016 and 2015, respectively.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

What materials are included?

These materials include:

•	Letter to Stockholders;
•	Notice of Annual Meeting;
•	Our Proxy Statement for the Annual Meeting;
•	Proxy card for the Annual Meeting; and
•	Our Annual Report.

What items will be voted upon at the Annual Meeting?

There are six items that will be voted on at the Annual Meeting:

1.	To elect seven (7) directors to the board of directors to serve until the 2017 Annual Meeting of stockholders and until their successors are duly elected and qualified.
2.	To hold a non-binding advisory vote to approve the compensation of our named executive officers as disclosed in the Proxy Statement.
3.	To hold a non-binding advisory vote on whether a non-binding advisory vote to approve the compensation of our named executive officers should be held every one, two or three years.
4.	To approve an amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock from 11,250,000 to 18,000,000.
5.	To approve an amendment to our Articles of Incorporation to provide authority to issue up to 2,000,000 shares of blank check preferred stock.
6.	To ratify the appointment of BDO USA, LLP as our independent auditor for the fiscal year ending January 31, 2017.

We are not aware of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their discretion to determine how to vote your shares.

Who can vote at the Annual Meeting?

Stockholders of record of our common stock, $0.01 par value per share, at the close of business on June 15, 2016 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the close of business on the Record Date, we had 6,069,982 shares of common stock outstanding. Each share of common stock entitles the holder to one vote.

What constitutes a quorum for the Annual Meeting?

The presence in person or by proxy of the holders of one third (33.3%) of the votes entitled to be cast constitutes a quorum for the transaction of business at the Annual Meeting. Each holder of our common stock is entitled to one vote for each share held as of the Record Date.

Difference between Stockholder of Record and Beneficial Owner

Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, Standard Registrar & Transfer Company, you are considered the stockholder of record with respect to those shares, and the Notice and Proxy Statement were sent directly to you by the Company.

Beneficial Owner of Shares Held in Street Name.  If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice and Proxy Statement were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

How do I vote?

Stockholders of Record.  If you are a stockholder of record, you may vote by marking, signing and dating your proxy card, and promptly returning it in the postage-paid envelope we have provided, or returning it no later than August 2, 2016. The persons named as your proxy holders on the proxy card will vote the shares represented by your proxy in accordance with the specifications you make. Please carefully consider the information contained in this Proxy Statement. Whether or not you expect to attend the Annual Meeting in person, we urge you to vote by signing, dating and returning the enclosed proxy card as promptly as possible in the postage-paid envelope provided, to ensure your representation and the presence of a quorum at the Annual Meeting. Stockholders of record desiring to vote in person at the Annual Meeting may vote on the ballot provided at the Annual Meeting.

Beneficial Owners.  If your shares are held in a brokerage account, by a bank, by a trustee, or by another nominee, please follow the voting instructions provided by your broker or other nominee. Most brokers or other nominees permit their customers to vote by telephone or by Internet, in addition to voting by signing, dating and returning the voting instruction form provided by the broker or other nominee.

Beneficial owners desiring to vote in person at the Annual Meeting will need to contact the broker, bank, trustee, or other nominee that is the holder of record of their shares to obtain a “legal proxy” to bring to the Annual Meeting.

What are the voting recommendations of the board of directors?

The board of directors recommends that our stockholders vote:

•	FOR the election of the seven (7) directors named in this Proxy Statement to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified (Proposal One); and
•	FOR the approval of the compensation of our named executive officers (Proposal Two);
•	FOR a frequency of EVERY THREE YEARS regarding how frequently we should seek an advisory vote to approve the compensation of our named executive officers (Proposal Three);
•	FOR the approval of the amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock from 11,250,000 to 18,000,000 (Proposal Four);
•	FOR the approval of the amendment to our Articles of Incorporation to provide authority to issue to provide authority to issue up to 2,000,000 shares of blank check preferred stock (Proposal Five); and
•	FOR the ratification of the appointment of BDO USA, LLP as our independent auditor for the fiscal year ending January 31, 2017 (Proposal Six).

How will my proxy be voted?

The proxy accompanying this Proxy Statement is solicited on behalf of our board of directors for use at the Annual Meeting. Stockholders are requested to complete, date and sign the accompanying proxy and promptly return it in the enclosed envelope. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein. Signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be counted as votes “for” such proposal, or in the case of the election of directors, as a vote “for” election of all nominees presented by the board of directors, or in the case of the frequency of executive compensation votes, as a vote “for” three years. In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of the majority of the outstanding voting power of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

Can I change or revoke my vote after I have delivered my proxy?

Stockholders of Record.  Prior to the Annual Meeting, you may change your vote by submitting a later dated proxy in one of the manners authorized and described in this Proxy Statement. You may also give a written notice of revocation to our Secretary, as long as it is delivered to our Secretary at our headquarters, at 95 Madison Avenue, 10th Floor, New York, New York 10016, prior to the beginning of the Annual Meeting, or given to our Secretary at the Annual Meeting prior to the time your proxy is voted at the Annual Meeting. You also may revoke any proxy given pursuant to this solicitation by attending the Annual Meeting and voting in person by ballot. However, the mere presence of a stockholder at the Annual Meeting will not revoke a proxy previously given unless you follow one of the revocation procedures referenced above.

Beneficial Owners.  If you hold your shares through a broker, bank, trustee or other nominee, please follow the instructions provided by your broker or other nominee as to how you may change your vote or obtain a “legal proxy” to vote your shares if you wish to cast your vote in person at the Annual Meeting.

How can I communicate with the board of directors?

If you wish to communicate with the board of directors, you may send your communication in writing to: Secretary, Naked Brand Group Inc., 95 Madison Avenue, 10th Floor, New York, New York 10016, who will forward all material communications from stockholders to the appropriate director or directors or committee of the board of directors based on the subject matter. You must include your name and address in the written communication and indicate whether you are a stockholder of the Company.

What is the voting requirement to approve each of the proposals?

Assuming a quorum is present, either in person or by proxy, the following vote is required for the proposals scheduled to be voted on at the Annual Meeting:

For Proposal One, the seven nominees for election as directors at the Annual Meeting who receive the highest number of “FOR” votes will be elected as directors. This is called plurality voting. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not have any effect on the outcome of the proposal.

For Proposal Two, the non-binding advisory vote to approve the compensation of our named executive officers, as disclosed in the Proxy Statement, will be determined by the affirmative vote of a majority of the voting power of the shares of our common stock present in person or represented by proxy at the Annual Meeting. As an advisory vote, this proposal is not binding. However, our board of directors and compensation committee will consider the outcome of the vote when making future compensation decisions for our named executive officers.

For Proposal Three, the non-binding advisory vote on the frequency with which we will conduct a non-binding advisory vote to approve the compensation of our named executive officers, will be determined by a plurality of the votes of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote, which means that the option receiving the highest number of votes will be determined to be the preferred frequency. As an advisory vote, this proposal is not binding. However, our board of directors and compensation committee will consider the choice that receives the most votes in making future decisions regarding the frequency of future votes on compensation program for our named executive officers.

For Proposal Four, the approval of the amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock from 11,250,000 to 18,000,000 will be determined by the affirmative vote of a majority of the voting power of the shares of our common stock.

For Proposal Five, the approval of the amendment to our Articles of Incorporation to provide authority to issue up to 2,000,000 shares of blank check preferred stock will be determined by the affirmative vote of a majority of the voting power of the shares of our common stock.

For Proposal Six, the ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2017, will be determined by the affirmative vote of a majority of the voting power of the shares of our common stock present in person or represented by proxy at the Annual Meeting.

How are abstentions treated?

Abstentions with respect to any proposal are treated as shares present or represented and entitled to vote on that proposal and thus have the same effect as negative votes.

What are broker non-votes, and how will they affect the vote on a proposal?

A broker non-vote occurs when shares held by a broker are not voted with respect to a particular proposal because the broker does not have discretionary authority to vote on the matter and has not received voting instructions from its clients. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will only have discretion to vote your shares on “routine” matters. Where a proposal is not “routine,” a broker who has received no instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal. At our Annual Meeting, only Proposal Six (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter. Your broker will therefore not have discretion to vote on the following “non-routine” matters absent direction from you: the election of directors, the non-binding advisory vote to approve the compensation of our named executive officers, the non-binding advisory vote on the frequency with which we will conduct a non-binding advisory vote to approve the compensation of our named executive officers and the approval of an amendment to our Articles of Incorporation to increase our authorized shares of common stock.

Broker non-votes and abstentions by stockholders from voting (including brokers holding their clients’ shares of record who cause abstentions to be recorded) will be counted towards determining whether or not a quorum is present. However, because broker non-votes and abstentions are not voted affirmatively or negatively, they will have no effect on the approval of any of the proposals, except where brokers may exercise their discretion on routine matters.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting by the board of directors. The inspector of election will separately count “FOR” and “AGAINST” votes, abstentions and broker non-votes. The board of directors has appointed a representative of Broadridge Financial Solutions to serve as the inspector of elections at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

The final voting results will be reported in a Form 8-K that we expect to file with the Securities and Exchange Commission within four business days of the Annual Meeting, and that Form 8-K will be available via the “SEC Filings” section of our website at http://ir.nakedbrands.com/all-sec-filings. We also expect to announce preliminary results at the Annual Meeting.

Who is paying for the cost of this proxy solicitation?

The expenses of preparing, printing and assembling the materials used in the solicitation of proxies on behalf of the board of directors will be borne by the Company. In addition to the solicitation of proxies by use of the mail, the Company may use the services of certain of its officers and employees (who will receive no compensation in addition to their regular salaries) to solicit proxies personally and by mail, telephone and electronic means from brokerage firms and other stockholders.

Additionally, the Company has retained Kingsdale to aid in the solicitation of proxies. The Company expects the additional expense of that assistance to be no greater than $20,000 in the aggregate.

Is there other business scheduled to be presented for consideration at the Annual Meeting?

Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the Notice of Annual Meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder of record on the Record Date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our Secretary of the stockholder’s intention to bring such business before the meeting. As of the date of this Proxy Statement, the Company has no knowledge of any business to be presented for consideration at the Annual Meeting other than the proposals described in the Notice of Annual Meeting. If any other business should properly come before the Annual Meeting, the persons appointed by the enclosed form of proxy shall have discretionary authority to vote all such proxies as they shall decide. The enclosed proxy gives Joel Primus, President and Secretary, and Kai-Hsiang Lin, Vice President of Finance, discretionary authority to vote your shares in accordance with his or her best judgment with respect to all additional matters that might come before the Annual Meeting, provided that the enclosed proxy is properly authorized by you.

Stockholder Proposals for 2017 Annual Meeting

Rule 14a-8 Proposals

To be eligible for inclusion in the Company’s proxy statement for the 2017 annual meeting of stockholders, stockholder proposals or director nominations must be submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received at the Company’s principal executive offices no later than March 9, 2017. Stockholder proposals should be addressed to: Naked Brand Group Inc., Attn: Secretary, 95 Madison Avenue, 10th Floor, New York, New York 10016.

EXECUTIVE OFFICERS, DIRECTORS AND CORPORATE GOVERNANCE

The following table provides information regarding our executive officers and directors as of April 30, 2016:

Name	Age	Position
Carole Hochman.	71	Chief Executive Officer, Chief Creative Officer, Director and Chairwoman of the Board
Joel Primus	30	President, Secretary and Director
Kai-Hsiang Lin	52	Vice President of Finance
David Hochman	41	Director, Vice Chairman of the Board
Andrew Kaplan	49	Director
Paul Hayes	50	Director
Martha Olson	60	Director
Jesse Cole	43	Director
Carlos Serra	47	Vice President of Sales and Merchandising

Carole Hochman has served as our Chief Executive Officer and Chief Creative Officer and as a member of our board of directors since June 2014. Ms. Hochman is a renowned designer and sleepwear pioneer. She is considered one of the single most influential women in the intimate apparel and sleepwear business in the United States. She has been creating intimate apparel for more than 30 years and was the driving force behind the Carole Hochman Design Group for which she served as Chief Creative Officer until her departure in November, 2013 and for which she was previously CEO from September, 1992 until its acquisition by Komar in 2010. Under Ms. Hochman’s leadership, Carole Hochman Design Group manufactured Carole Hochman brand of sleepwear, loungewear and daywear and numerous sleepwear collections including Christian Dior, Oscar de la Renta, Ralph Lauren, Jockey, Donna Karan, Tommy Bahama and Betsey Johnson. Ms. Hochman excels in translating brand identity into intimate apparel and has an innate ability to identify opportunities and trends and forecast successful endeavors that the rest of the industry quickly follows. She was one of the first designers to embrace the concept of QVC, recognizing the power of the home shopper, a customer who has proved loyal to her from the start. Ms. Hochman graduated from Drexel University.

We believe Ms. Hochman is qualified to serve on our board of directors because of her extensive business experience as described above.

Joel Primus has served as President and as a member of our board of directors since July 2012. Mr. Primus is the founder of our wholly-owned subsidiary, Naked Inc. and previously served as the President, CEO, founder and a director of our subsidiary since its inception in 2010. Mr. Primus also served as our Chief Executive Officer until Ms. Hochman’s appointment to such office in June 2014 and as interim Chief Financial Officer until June 2014. Mr. Primus preceded his business activities with a successful athletic career. During his amateur running career, Mr. Primus was selected for three national teams and represented Canada at the World Youth Championships. Mr. Primus was also an Athlete Liaison to Canadian Sport Centre Pacific in addition to sitting on the board with Volunteer Abbotsford. He was awarded a full scholarship to High Point University in North Carolina where he made the Dean’s list and won the student athlete award. When an injury ended Mr. Primus’ running career, international travel in Central and South America inspired Mr. Primus to form the Project World Citizen Society, a non-profit society that aims to assist communities in the developing world that are struggling with social injustices. The organization currently works out of Ghana and Mr. Primus sits as the Co-Chair on its board of directors. Mr. Primus’ travels in South America inspired him to found Naked. In promotion of Naked, Mr. Primus has appeared on CBC’s Dragons Den three times in addition to Entertainment Tonight Canada, E Talk Daily Canada, Urban Rush, Shaw’s The Express and The Fanny Kiefer Show. During the start-up phase for Naked, which started in September 2008, Mr. Primus worked as an advertising consultant for the Black Press Group Ltd. (the Abbotsford News), a Canadian privately owned publisher of newspapers, from November 2009 to April 2010. From April 2010 to June 2010, Mr. Primus was employed at Altitude Search Marketing where he handled business development. From September 2008 to October 2009, Mr. Primus operated the Sapera magazine.

We believe Mr. Primus is qualified to serve on our board of directors due to the perspective and experience he brings as our founder and President.

Kai-Hsiang Lin has served as the Vice President of Finance since March 2016. Mr. Lin became an employee of the Company in February 2016. From March 2014 to February 2016, Mr. Lin was Corporate Controller for HVS Global Hospitality Services, a leading consulting and services organization focused on the hotel, mixed-use, share ownership, gaming and leisure industries. From June, 1991 to February, 2014, Mr. Lin was Corporate Controller for The Good Stuff Company, LLC, a distributor and manufacturer of licensed toys and novelties, and a nationwide toy crane service operator with more than 200 employees nationwide. Mr. Lin holds a BBA in Accounting from the Fu-Jen Catholic University in Taipei, Taiwan, and an MBA in Computer Information Systems from Baruch College, CUNY, New York.

David Hochman has served as a member of our board of directors since June 2014. He was appointed Vice Chairman of our company in May 2015. He is currently Managing Partner of Orchestra Medical Ventures, an investment firm that employs an innovative strategy to create, build and invest in medical technology companies intended to generate substantial clinical value and superior investor returns (“Orchestra”). Mr. Hochman is the Chairman of Vital Access Corp. and Motus GI Medical Technologies, and is a board director of Caliber Therapeutics, BackBeat Medical, Inc., FreeHold Surgical, Maternity Neighborhood, Inc. and Corbus Pharmaceuticals (NASDAQ: CRBP). Prior to joining Orchestra, Mr. Hochman was Chief Executive Officer of Spencer Trask Edison Partners, LLC, a principal investment partnership focused on early stage healthcare companies. He was also Managing Director of Spencer Trask Ventures, Inc. during which time he was responsible for directing the firm’s venture banking group and led financing transactions for over 20 early-stage companies, securing over $420 million in equity capital. Mr. Hochman was a board advisor of Health Dialog Services Corporation, a world leader in collaborative care management that was acquired in 2008 by the British United Provident Association for $750 million. He was also a co-founder and director of PROLOR Biotech, Inc., a biopharmaceutical company developing longer-lasting versions of approved therapeutic proteins, which was purchased by Opko Health, Inc. (NYSE: OPK) in 2013 for over $600 million. Mr. Hochman also currently serves as a board member of two non-profit organizations, the Citizens Committee for New York City and the Mollie Parnis Livingston Foundation. He graduated with honors from the University of Michigan.

We believe Mr. Hochman is qualified to serve on our board of directors because of his 18 years of venture capital, entrepreneurial and investment banking experience as described above.

Andrew Kaplan has served as a member of our board of directors since July 2013. Mr. Kaplan is a Vice President of Barry Kaplan Associates, a 25-year-old investor relations firm that works with small and medium sized public and private companies. He has been with the firm since 1995. Prior to this, Mr. Kaplan had been with major investment firms and a boutique investment bank specializing in the financing of companies going public through IPOs or reverse mergers. Mr. Kaplan received his BS/BA in Finance and Insurance from the University of Hartford in 1989. Mr. Kaplan has been a director of Coral Gold Resources Ltd. since July 2012.

We believe Mr. Kaplan is qualified to serve on our board of directors because of his extensive business experience in the area of finance as described above.

Paul Hayes has served as a member of our board of directors since February 2015. Mr. Hayes, a certified public accountant, has been the Vice President Finance for Parfums de Coeur Ltd, a beauty and wellness products concern, since September 2014. From October 2013 to August 2014, he was an independent consultant providing advice to a range of companies in the areas of financial reporting, systems implementation, risk management, and compliance. Through September 2013 and for more than five years previous he was with The Warnaco Group, Inc. in several roles of financial leadership. He has extensive global experience managing and driving growth in a wide range of industries, particularly in the intimate apparel and sleepwear categories through his tenure at Calvin Klein. Mr. Hayes led the commercial finance and accounting team for the $500 million Calvin Klein brand business in Europe in his capacity as Chief Financial Officer for the Europe region of The Warnaco Group. Previously, he held senior positions at Nokia Corporation and Deloitte & Touche LLP. Mr. Hayes received a BBA from Iona University and an MBA from New York University’s Leonard N. Stern School of Business.

We believe Mr. Hayes is qualified to serve on our board of directors because of his extensive business experiences in the apparel merchandising industries, as described above.

Martha Olson has served as a member of our board of directors since February 2015. Ms. Olson has a proven track record over her 30-year career of growing global, iconic brands such as Calvin Klein Underwear and Ralph Lauren Intimates while delivering superior stockholder returns. As a Warnaco Corporate Officer from 2004 through 2013 and the Group President of Calvin Klein Underwear Global and the Heritage Brands (Speedo, Chaps and Core Intimates Divisions) from 2010 through 2013, the businesses she had responsibility for grew to $1.4 billion and contributed 70% of Warnaco’s Operating Income. Calvin Klein Underwear revenue grew at an annualized compound rate of 8%. She has strong global expertise in general management, operations, commercial execution and marketing across a wide range of industries. She worked at Sara Lee Corp from 1992 to 2001. Her career with Sara Lee began as the Vice President of Marketing for the Playtex Intimate Apparel brand and progressed to several general management positions, both in Canada as President of Isotoner; President of Sara Lee Hosiery and in the U.S. as President of Specialty Intimates and President of Ralph Lauren Intimates. Ms. Olson began her career in Brand Management; leading growth, category expansion and turnaround for several iconic brands at General Mills (Cheerios, Betty Crocker, Bisquick) and Nestle (Toll House). She served as a Division Manager of Edison Schools, Inc. and worked for it from 2002 to 2004. She held several leadership positions within Branded Apparel (now Hanes Brands Inc.). She holds a BA degree from Lawrence University and an MBA from Northwestern University’s Kellogg School of Management.

We believe Ms. Olson is qualified to serve on our board of directors because of her extensive business experiences in the apparel merchandising industries, as described above.

Jesse Cole has served as a member of our board of directors since August 2015. Mr. Cole is an accomplished financier and is President and Chief Executive Officer of Design & Industry, a boutique talent agency focusing on staffing, licensing and media for fashion brands and celebrities. Mr. Cole was CEO of Haute Hippie, a popular women’s contemporary apparel brand, until its acquisition by Hilco in September 2015. Prior to joining Haute Hippie as CEO in 2012, Mr. Cole was founder and Chief Operator of Schonfeld IBS, a financial services company, from 2005 to 2009. Schonfeld IBS grew into a multi-million dollar business. Mr. Cole then joined Merlin Institutional from 2009 to September 2012, where he developed the institutional research sales and trading division as a senior partner. Mr. Cole also serves as a member of the board of directors for Goodlife Clothing, Inc. and for the Ronald McDonald House. Mr. Cole received a BS degree in Sociology from Cornell University and received an MS in business from Columbia University.

We believe Mr. Cole is qualified to serve on our board of directors because of his extensive business experiences in the apparel merchandising industries, as described above.

Executive Officers

Our executive officers are designated by, and serve at the discretion of, our board of directors. Other than Carole Hochman and her son, David Hochman, there are no family relationships among any of our directors or executive officers.

Nomination of Directors

We do not have a standing nominating committee nor has our board of directors adopted a formal written charter relating to the director nomination process. However, our board of directors has adopted certain procedures related to director nominations whereby all discussions regarding director nominations are first discussed among all of the members of our board of directors and then, following such discussion, the members of our board of directors that are independent under NASDAQ rules vote separately as to whether any such candidates for nomination will be nominated to our board of directors. Our board of directors has not established minimum qualifications and standards for director nominees.

Our board of directors will consider candidates for nomination to the board that are put forward by holders of our voting securities on a timely basis, which nominees we will bring to the attention of our board of directors within a reasonable time after we receive notice of such proposed nominee(s). Any such security holder nominees will be put through the same process for consideration by our board of directors as all other nominees for the board.

Stockholders may recommend individuals to our board of directors for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the board of directors, c/o Secretary, 95 Madison Avenue, 10th Floor, New York, New York 10016.

Board Leadership Structure and Risk Oversight

The positions of our chairperson of the board of directors and principal executive officer are served by Carole Hochman. Our board of directors has no formal policy on whether the role of the chairperson of the board of directors and principal executive officer should be held by separate persons. We believe it is important to maintain flexibility to have either combined offices or a separate chairperson and principal executive officer structure as circumstances dictate and to make that determination based on the strategic and operational position and direction of the company and the character of the membership of our board of directors.

Our board of directors believes that our current management structure, in which Ms. Hochman serves in a combined chairperson and principal executive officer role, is appropriate for us at this time. Ms. Hochman possesses an understanding of the operational issues, opportunities, risks and challenges facing the Company and its business on a day-to-day and long-term basis. Given Ms. Hochman’s particular skills and knowledge, as well as our size and stage of development, we believe Ms. Hochman is best positioned to identify key risks and developments facing the Company to be brought to our board’s attention and to lead discussion and execution of strategy. We have not designated an independent lead director.

Both the full board of directors and its committees oversee the various risks faced by the Company. Management is responsible for the day-to-day management of the Company’s risks and provides periodic reports to the board of directors and its committees relating to those risks and risk-mitigation efforts. Our board of directors’ oversight of risk is conducted primarily through the standing committees of the board of directors, the members of which are all independent directors, with the Audit Committee taking a lead role on oversight of financial risks and in interfacing with management on significant risks or exposures and assessing the steps management has taken to minimize such risks. The Audit Committee also is charged with, among other tasks, oversight of management on the Company’s guidelines and policies to govern the process by which the Company’s exposure to risk is handled. Members of the Company’s management, including our principal financial officer, periodically report to the Audit Committee regarding risks overseen by the Audit Committee, including quarterly with respect to the Company’s internal control over financial reporting. The Compensation Committee, in consultation with management, has reviewed the design and operation of the Company’s compensation arrangements and evaluated the relationship between the Company’s risk management policies and practices and these arrangements. As a result of this review, the Compensation Committee has determined that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. Our board of directors does not believe that its role in the oversight of our risks affects the board’s leadership structure.

Committees of the Board of Directors

Our board of directors has established two standing committees: the Audit Committee and the Compensation Committee.

Audit Committee	Compensation Committee
Mr. Hayes(C)(FE)*	Ms. Olson(C)*
Mr. Kaplan*	Mr. Kaplan*
Mr. Cole *	Mr. Hayes*

(C)	Chair of the committee.
(FE)	Qualifies as a financial expert.
*	Independent director under the applicable listing standards of NASDAQ and the rules of the Securities and Exchange Commission.

Audit Committee

Our board of directors has determined that Mr. Hayes qualifies as an Audit Committee financial expert within the meaning of Securities and Exchange Commission regulations based on his formal education and the nature and scope of his previous experience. Our board of directors has determined that all current Audit Committee members meet the heightened independence criteria of Rule 10A-3 of the Exchange Act applicable to Audit Committee members. Our Audit Committee oversees and reports to our board of directors on various auditing and accounting-related matters, including, among other things, the maintenance of the integrity of our financial statements, reporting process and internal controls; the selection, evaluation, compensation and retention of our independent registered public accounting firm; legal and regulatory compliance, including our disclosure controls and procedures; and oversight over our risk management policies and procedures.

The Audit Committee operates under a charter that was adopted by our board of directors. A copy of the Audit Committee charter is available at http://ir.nakedbrands.com/governance-docs.

During fiscal 2016, the Audit Committee met in person or by telephone, or acted by unanimous written consent, four times.

Compensation Committee

All of the members of the Compensation Committee are independent directors, including after giving consideration to the factors specified in the NASDAQ listing rules for Compensation Committee independence. Our Compensation Committee assists our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers. Our Compensation Committee assists our board of directors in discharging its responsibilities relating to compensation of our directors and executive officers. Its responsibilities include, among other things, reviewing, approving and recommending compensation programs and arrangements applicable to our officers; determining the objectives of our executive officer compensation programs; overseeing the evaluation of our senior executives; administering our incentive compensation plans and equity-based plans, including reviewing and granting equity awards to our executive officers; and reviewing and approving director compensation and benefits. The Compensation Committee can delegate to other members of our board of directors, or an officer or officers of the Company, the authority to review and grant stock-based compensation for employees who are not executive officers.

The Compensation Committee has the responsibilities and authority designated by NASDAQ rules. Specifically, the Compensation Committee has the sole discretion to select and receive advice from a compensation consultant, legal counsel or other adviser and is directly responsible for oversight of their work. The Compensation Committee is also and must determine reasonable compensation to be paid to such advisors by us.

Prior to the formation of our Compensation Committee, our board of directors performed the functions that would have been handled by the Compensation Committee.

The Compensation Committee operates under a charter that was adopted by our board of directors. A copy of the Compensation Committee charter is available at http://ir.nakedbrands.com/governance-docs.

During fiscal 2016, the Compensation Committee met in person or by telephone, or acted by unanimous written.

Fiscal 2016 Director Compensation

The following table presents the total compensation for each person who served as a member of our board of directors during fiscal 2016. Other than as set forth in the table and described more fully below, in fiscal 2016 we did not pay any fees to, make any equity awards to, or pay any other compensation to the members of our board of directors who served as members during fiscal 2016. Ms. Hochman and Mr. Primus do not receive compensation for their service as directors. Total compensation for Ms. Hochman and Mr. Primus for services as employees is presented in “Executive Compensation — Summary Compensation Table” below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David Hochman	—	—	—	—	—	3,617	3,617
Andrew Kaplan	8,250	—	—	—	—	3,100	11,350
Paul Hayes	—	—	165,600	—	—	—	165,600
Martha Olson	—	—	148,600	—	—	—	148,600
Jesse Cole	—	—	157,300	—	—	—	157,300

(1)	For a description of the methodology and assumptions used in valuing the option awards granted to our named executive officers and directors during fiscal 2016 and fiscal 2015, please review Notes 3 and 11 to the consolidated financial statements included in the Original Filing. Option awards shown here represent the aggregate grant date fair value of all options granted.

EXECUTIVE COMPENSATION

Named Executive Officers

Our named executive officers for fiscal 2016 set forth in this Proxy Statement (the “Named Executive Officers”) are:

•	Carole Hochman, Chief Executive Officer and Chief Creative Officer;
•	Joel Primus, President, Secretary and Treasurer;
•	Michael Flanagan, Former Chief Financial Officer and Former Chief Operating Officer; and
•	Carlos Serra, Vice President of Sales and Merchandising.

Summary Compensation Table

The following table summarizes the compensation of our Named Executive Officers during fiscal 2016 and fiscal 2015.

Name and Principal Position	Year	Salary ($)(2)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Carole Hochman(3) CEO, CCO and Director	2016	261,562	—	—	—	—	—	18,796	280,358
	2015	10,400	—	—	12,263,000	—	—	—	12,273,400
Joel Primus(2),(4) President, Secretary, Treasurer and Director and former CEO	2016	164,000	—	—	1,257,700	—	—	—	1,421,700
	2015	135,734	—	—	—	—	—	—	135,734
Michael Flanagan(5) Former CFO and Former COO	2016	200,000	—	—	—	—	—	—	200,000
	2015	128,846	—	—	612,800	—	—	—	741,646
Carlos Serra(6) VP Sales & Merchandising	2016	175,000	25,000	—	—	—	—	—	200,000
	2015	106,060	—	—	809,800	—	—	—	915,860

(1)	For a description of the methodology and assumptions used in valuing the option awards granted to our Named Executive Officers during the fiscal years 2016 and 2015, please review Notes 3 and 11 to the consolidated financial statements included in the Original Filing. Option awards shown here represent the aggregate grant date fair value of all options granted.
(2)	Compensation paid in Canadian dollars during fiscal 2015 is stated in United States dollars based on an exchange rate of 0.91 US dollars for each Canadian dollar.
(3)	We appointed Ms. Hochman as our Chief Executive Officer and Chief Creative Officer, and to serve as a director of our company in June 2014.
(4)	Mr. Primus resigned as Chief Executive Officer in June 2014 in connection with the appointment of Carole Hochman as Chief Executive Officer. Mr. Primus remained in his capacity as President, Secretary, Treasurer and as a director of our company.
(5)	We appointed Mr. Flanagan as our Chief Financial Officer and Chief Operating Officer in June 2014. Mr. Flanagan retired effective March 17, 2016 and, at such time, ceased services in such capacities.
(6)	We appointed Mr. Serra as our Vice President Sales and Merchandising in June 2014.

Employment Arrangements

Carole Hochman

In connection with the appointment of Carole Hochman, we entered into an employment agreement for a term of three years whereby (a) we will pay Ms. Hochman a base salary of $400,000 per year, provided Ms. Hochman waived the first twelve months of the base salary and received only minimum wage for that period; (b) Ms. Hochman received a sign-on stock option grant to purchase 1,428,750 shares of our common stock, equal to 20% of our issued shares of common stock on a fully-diluted basis following the final closing of the private placement in July 2014, with each option exercisable at $5.12 per share and vesting in equal monthly installments over a period of three years from the date of grant; (c) Ms. Hochman will be eligible to receive an annual cash bonus for each whole or partial year during the employment term payable based on the achievement of one or more performance goals established annually by our board of directors; (d) Ms. Hochman will be entitled to participate in our company’s employee benefit plans; and (e) Ms. Hochman will be entitled to an annual expense allowance.

Ms. Hochman’s employment agreement further provides that if Ms. Hochman’s employment is terminated for any reason she will be entitled to all earned but unpaid base salary and bonus, accrued vacation, vested benefits or compensation, indemnification rights she would otherwise be entitled to and any incurred but unreimbursed expenses. In addition, if Ms. Hochman’s employment is terminated by our company without cause, or by Ms. Hochman for good reason (each as defined in Ms. Hochman’s employment agreement), she will also be entitled to (a) a pro-rata portion of her target bonus for the year in which the termination of employment occurs and (b) continued payments of base salary paid in cash in equal monthly installments for a period of 12 months following the termination date. In the event that Ms. Hochman’s employment is terminated due to death or disability, she will be entitled to receive benefits in accordance with our company’s then established plans, programs and practices and her outstanding equity awards will be treated in accordance with their terms.

On June 10, 2015, Ms. Hochman became eligible to receive her full base salary pursuant to the terms of her employment agreement, however, such base salary has not yet been paid. We have been accruing such base salary compensation payable, and Ms. Hochman has agreed to allow the Company to defer payment of such amounts provided such amounts accrue interest at a rate of 3% per annum. We are currently negotiating settlement of this base salary payable with Ms. Hochman.

Joel Primus

Mr. Primus received compensation of $62,660 (CDN$65,000) for the fiscal year ended January 31, 2014 and until April, 2014; $91,000 (CDN$100,000) per year from April, 2014 until his resignation as CEO of our company in June, 2014. We agreed to reimburse Mr. Primus for expenses he incurred in connection with his employment, including for fashion industry related expenses. Mr. Primus was also entitled to remuneration by equity awards, including stock option grants and was eligible for a bonus annually based on criteria set out in the employment agreement. Upon his resignation as CEO of our company, his former employment agreement ceased to be effective, but remained as our President, with a salary of $164,000 per year.

On August 18, 2015, we entered into an employment agreement with Mr. Primus pursuant to which he will continue to serve as our President. The employment agreement provides for an initial term of one year, which may be extended for additional one-year periods upon the expiration of the then-current term with the mutual agreement in writing of us and Mr. Primus. As compensation for his services, the employment agreement provides that we shall pay Mr. Primus a base salary of $164,000 per year. In addition, Mr. Primus will be eligible to receive an annual cash bonus for each whole or partial year during the term of his employment, payable based on the achievement of one or more performance goals established annually by our board of directors in consultation with Mr. Primus or as otherwise determined by our board of directors in its discretion. The annual bonus, if any, shall be paid in a lump sum cash payment as soon as reasonably practicable following the end of the calendar year to which the bonus relates, but no later than March 15 of the following year. Mr. Primus was also granted stock options to purchase 299,899 shares of our common stock, with each option exercisable at $4.40 per share and vesting as to 25% immediately on the date of grant and the remaining 75% in equal monthly installments over a period of three years from the date of grant. The options were granted on August 18, 2015. Mr. Primus will also be entitled to receive full family health, dental, vision, major medical and disability insurance coverage through a provider of his choosing, without deductible and such other benefits in such amounts as determined by our board of directors from time to time.

The employment agreement provides that if Mr. Primus’s employment is terminated for any reason he will be entitled to all earned but unpaid base salary and bonus, accrued vacation, vested benefits or compensation, indemnification rights he would otherwise be entitled to, and any incurred but unreimbursed expenses. In addition, the employment agreement provides that we shall pay for all costs associated with his relocation back to Vancouver, British Columbia in the event he is terminated.

The employment agreement provides that we may terminate Mr. Primus’s employment at any time for cause (as set forth in the employment agreement) or in the event of our liquidation, dissolution or discontinuance of business or the filing of any petition by or against us under any federal or state bankruptcy or insolvency laws. In the event of such termination, the employment agreement provides that all of our obligations thereunder shall immediately terminate, except for its obligations with respect to the payment of accrued salary and benefits through the date of termination.

In addition, the employment agreement provides that if Mr. Primus’s employment is terminated by us without cause, or by Mr. Primus for good reason (as set forth in the employment agreement), or upon the permanent disability of Mr. Primus (as set forth in the employment agreement), Mr. Primus will be entitled to receive, in addition to accrued salary and benefits through the date of such termination, severance equal to one year of Mr. Primus’s then-current annual salary to be paid in twelve (12) equal monthly payments and reimbursement for health insurance costs for twelve (12) months from the date of such termination. Furthermore, under the terms of the employment agreement, any and all of Mr. Primus’s unvested equity shall immediately vest, without restriction, upon such termination. As a condition to receiving the foregoing severance, the employment agreement requires that Mr. Primus execute a general release of any claims against us and our affiliates, in a form and substance satisfactory to us, and a non-competition and non-solicitation agreement having a term of twelve (12) months and having such other terms and conditions substantially similar to those contained in the non-competition and non-solicitation provisions contained in the employment agreement.

Michael Flanagan

We appointed Mr. Flanagan as our Chief Financial Officer and Chief Operating Officer in June 2014. In connection with the appointment of Mr. Flanagan, we entered into an offer letter pursuant to which (a) we paid Mr. Flanagan a base salary of $200,000 per year; (b) Mr. Flanagan received a sign-on stock option grant to purchase 70,000 shares of our common stock, with each option exercisable at $5.12 per share and vesting annually over a period of four years from the date of grant; and (c) Mr. Flanagan was entitled to participate in our company’s employee benefit plans. Effective March 17, 2016, Mr. Flanagan retired and as such, his employment agreement was terminated. In connection with his retirement, the Company entered into a separation agreement pursuant to which Mr. Flanagan will receive (i) a severance payment equal to one hundred thousand dollars ($100,000), which is the equivalent of six (6) months of severance pay, payable in equal monthly installments and (ii) a payment equal to accrued and unused vacation time through the date of his retirement. Additionally, his unvested options were immediately forfeited on the date of his retirement and any vested options were exercisable until ninety (90) days after the date of his retirement, at which time the vested options expired.

Carlos Serra

We appointed Mr. Serra as our Vice President Sales and Merchandising in June 2014. In connection with the appointment of Mr. Serra, we entered into an offer letter pursuant to which pursuant to which (a) we will pay Mr. Serra a base salary of $175,000, which shall increase to $200,000 after one year of employment; (b) Mr. Serra is entitled to receive an annual bonus based on mutually agreeable net sales targets, with “low”, “moderate” and “high” thresholds with the bonus amount equal to 15% of base salary with respect to the low threshold, 25% of base salary with respect to the moderate threshold and 35% of base salary with respect to the high threshold; (c) Mr. Serra was entitled to receive a sign-on stock option grant to purchase 92,500 shares of our common stock, exercisable at $5.12 per share, with 46,250 of such shares underlying the option vesting annually over a period of three years from the date of grant and 46,250 of such shares underlying the option vesting based upon the achievement of certain milestones, provided, that, notwithstanding the foregoing, Mr. Serra subsequently agreed that all 92,500 options would vest annually over a four year period; and

(c) Mr. Serra will be entitled to participate in our company’s employee benefit plans. In addition, Mr. Serra is entitled to severance pay equal to four months’ base salary and will increase to six months’ salary on the two year anniversary of his employment. Mr. Serra is employed on an at-will basis.

Kai-Hsiang Lin

In connection with the retirement of Mr. Flanagan, we appointed Mr. Lin as our Vice President of Finance, effective March 22, 2016. We have agreed to pay Mr. Lin a base salary of $140,000 per year. Mr. Lin will also be entitled to participate in our employee benefit plans.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth for each named executive officer certain information concerning the outstanding equity awards as of January 31, 2016.

	Option awards							Stock awards
Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested
Carole Hochman CEO, CCO and Director	793,750	(1)	635,000	(1)	—	$5.12	6/6/2024	—	—	—	—
Joel Primus President, Secretary, Treasurer and Director, former CEO	106,214	(2)	193,685	(2)	—	$4.40	8/18/2025	—	—	—	—
	7,500		—		—	$10.00	7/30/2022	—	—	—	—
Michael Flanagan CFO, COO	17,500		52,500	(3)	—	$5.12	6/6/2024	—	—	—	—
Carlos Serra VP Sales & Merchandising	23,125		69,375	(3)	—	$5.12	6/6/2024	—	—	—	—

(1)	Of the total, 750,347 options exercisable and 600,278 options unexercisable are held through Carole S. Hochman Trust, of which Carole’s son, David Hochman are trustees. These options vest monthly over a term of 36 months, commencing on June 10, 2014.
(2)	The options vest as to 25% immediately upon grant and the remaining 75% in equal monthly installments over a term of three years from August 18, 2015.
(3)	The options vest annually over a term of four years commencing on June 10, 2014.

Retirement or Similar Benefit Plans

We do not currently have any plans in place that provide for the payment of retirement benefits, or benefits that will be paid primarily following retirement, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans, tax-qualified defined contribution plans and nonqualified defined contribution plans.

Resignation, Retirement, Other Termination, or Change in Control Agreements

For a description of the material terms of each contract, agreement, plan or arrangement, whether written or unwritten, that provides for payment(s) to a named executive officer at, following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of the company or a change in the named executive officer’s responsibilities following a change in control, see above under the heading “Employment Arrangements.”

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes compensation plans under which our equity securities are authorized for issuance as of January 31, 2016.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-average Exercise Price Of Outstanding Options, Warrants and Rights ($)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(1)	2,142,899	$4.07	607,101
Equity compensation plans not approved by security holders(2)	48,375	$10.00	—

(1)	Reflects our 2014 Long-Term Incentive Plan.
(2)	Reflects our 2012 Stock Option Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 30, 2016, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, and by each of our current directors, the Named Executive Officers and all of our directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Except as otherwise noted, the address of each person or entity in the following table is c/o Naked Brand Group Inc., 10th Floor — 95 Madison Avenue, New York, New York 10016.

	Shares of Common Stock Beneficially Owned(1)
Name and Address of Beneficial Owner	Number		Percentage(2)
Carole Hochman	723,262	(3)	11.8%
Joel Primus	266,446	(4)	4.3%
Andrew Kaplan	95,951	(5)	1.6%
Jesse Cole	—	(6)	—
Michael Flanagan	17,500	(7)	0.3%
Carlos Serra	46,250	(8)	0.8%
David Hochman	1,098,725	(9)	15.5%
Paul Hayes	15,500	(10)	0.3%
Martha Olson	12,500	(11)	0.2%
Directors and Officers as a group (10 individuals)	2,276,134	(12)	30.9%
Beneficial Owners of more than 5% of our Common Stock:
Bard Associates, Inc. 135 S. LaSalle St #3700 Chicago, IL 60603 USA	614,574	(13)	9.9%
Carole S. Hochman Trust	937,934	(14)	13.4%

(1)	Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(2)	Based on 6,069,982 shares of our common stock issued and outstanding as of April 30, 2016.
(3)	Includes 669,009 shares of our common stock currently issued and outstanding, 54,253 options to acquire shares of our common stock at a price of $5.12 per share, which are exercisable within 60 days. Excludes rights to acquire 23,872 shares of our common stock at a price of $5.12 per share which are not currently exercisable within 60 days.
(4)	Includes 121,492 shares of our common stock currently issued and outstanding, 7,500 options to acquire shares of our common stock at a price of $10.00 per share, which are currently exercisable and 137,454 options to acquire shares of our common stock at a price of $4.40 which are exercisable within 60 days. Excludes options to acquire 162,445 shares of our common stock at a price of $4.40 per share which are not currently exercisable within 60 days.
(5)	Includes 71,951 shares of our common stock currently issued and outstanding and options to acquire 24,000 shares of our common stock at a price of $5.12 per share, which are currently exercisable. Excludes options to acquire 12,000 shares of our common stock at a price of $5.12 per share which are not currently exercisable within 60 days
(6)	Excludes options to acquire 37,500 shares of our common stock at a price of $4.40 per share which are not currently exercisable within 60 days.

(7)	Includes options to acquire 17,500 shares of our common stock at a price of $5.12 per share, which are currently exercisable.
(8)	Includes options to acquire 46,250 shares of our common stock at a price of $5.12 per share, which are currently exercisable. Excludes options to acquire 46,250 shares of our common stock at a price of $5.12 per share which are not currently exercisable within 60 days.
(9)	Includes 102,791 shares of our common stock currently issued and outstanding, options to acquire 48,000 shares of our common stock at a price of $5.12 per share, which are currently exercisable, options to acquire 10,000 shares of our common stock at a price of $2.50 per share, which are currently exercisable, and options to acquire 937,934 shares of our common stock at a price of $5.12 per share, which are exercisable within 60 days by Carole S. Hochman Trust, over which Mr. Hochman exercises control. Excludes options to acquire 24,000 shares of our common stock at a price of $5.12 per share which are not currently exercisable within 60 days and options to acquire 412,691 shares of our common stock at a price of $5.12 per share, which are not currently exercisable within 60 days by Carole S. Hochman Trust.
(10)	Includes 3,000 shares of our common stock currently issued and outstanding and options to acquire 12,500 shares of our common stock at a price of $4.48 per share which are currently exercisable within 60 days. Excludes options to acquire 25,000 shares of our common stock at a price of $4.48 per share which are not currently exercisable within 60 days.
(11)	Includes options to acquire 12,500 shares of our common stock at a price of $4.48 per share which are currently exercisable within 60 days. Excludes options to acquire 25,000 shares of our common stock at a price of $4.48 per share which are not currently exercisable within 60 days.
(12)	Includes an aggregate of 968,243 shares of our common stock currently issued and outstanding and options to acquire 1,307,891 shares of our common stock, which are currently exercisable within 60 days. Excludes options to acquire 821,858 shares of our common stock, which are not currently exercisable within 60 days.
(13)	Based on information reported by Bard Associates, Inc. on Schedule 13G filed with the Securities and Exchange Commission on January 12, 2016. Of the shares of our common stock beneficially owned, Bard Associates, Inc. reported that it has sole power to vote or direct the vote of 51,035 shares and sole power to dispose or to direct the disposition of 614,574 shares. Amount includes warrants to acquire 166,681 shares of our common stock at a price of $6.00 per share, which are currently exercisable for which Bard Associates, Inc.
(14)	Includes options to acquire 937,934 shares of our common stock at a price of $5.12 per share, which are exercisable within 60 days by Carole S. Hochman Trust, over which Mr. David Hochman exercises control. Excludes options to acquire 412,691 shares of our common stock at a price of $5.12 per share, which are not currently exercisable within 60 days by the Carole S. Hochman Trust.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than as set forth below, since February 1, 2014, there has been no transaction, or currently proposed transaction, in which our company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years and in which any of the following persons had or will have a direct or indirect material interest:

•	any of our directors or officers;
•	any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
•	any person who acquired control of our company when it was a shell company or any person that is part of a group, consisting of two or more persons that agreed to act together for the purpose of acquiring, holding, voting or disposing of our common stock, that acquired control of Naked Brand Group Inc. when it was a shell company; and
•	any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons.

On June 10, 2014, Carole Hochman, our Chief Executive Officer, Chief Creative Officer and a director of our company, (1) purchased 17 units of our securities at a price of $25,000 per unit and (2) exchanged a 6% senior secured convertible notes in the principal amount of $252,630, being the principal and accrued interest due under such note, for the issuance of 11.2 units of our securities at a price of $25,000 per unit at an exchange rate equal to 90% of the purchase price paid in the private placement offering. Each unit consisted of (i) a 6% convertible senior secured debenture in the principal amount of $25,000 and (ii) warrants to purchase 4,167 of our common shares at an exercise price of $6.00 per share, subject to certain adjustment as set out in the warrant agreement.

On June 10, 2014, David Hochman, a director of our company, (1) purchased 2 units of our securities at a price of $25,000 per unit and (2) exchanged a 6% senior secured convertible notes in the principal amount of $77,219, being the principal and accrued interest due under such note, for the issuance of 5.4 units of our securities at a price of $25,000 per unit at an exchange rate equal to 90% of the purchase price paid in the private placement offering. Each unit consisted of (i) a 6% convertible senior secured debenture in the principal amount of $25,000 and (ii) warrants to purchase 4,167 of our common shares at an exercise price of $6.00 per share, subject to certain adjustment as set out in the warrant agreement.

On June 10, 2014, Andrew Kaplan, a director of our company exchanged a 6% senior secured convertible notes in the principal amount of $101,052, being the principal and accrued interest due under such note, for the issuance of 4.49 units of our securities at a price of $25,000 per unit at an exchange rate equal to 90% of the purchase price paid in the private placement offering. Each unit consisted of (i) a 6% convertible senior secured debenture in the principal amount of $25,000 and (ii) warrants to purchase 4,167 of our common shares at an exercise price of $6.00 per share, subject to certain adjustment as set out in the warrant agreement.

On July 8, 2014, Chris Heyn, a former director of our company, purchased 1 unit of our securities at a price of $25,000 per unit. Each unit consisted of (i) a 6% convertible senior secured debenture in the principal amount of $25,000 and (ii) warrants to purchase 4,167 of our common shares at an exercise price of $6.00 per share, subject to certain adjustment as set out in the warrant agreement.

On June 11, 2015, Carole Hochman entered into a guaranty in favor of Capital Business Credit LLC, the lender under our factoring agreement, pursuant to which Ms. Hochman guaranteed repayment of our indebtedness and performance of our obligations under the factoring agreement. Pursuant to the factoring agreement, we may borrow the lesser of (i) $750,000 or (ii) the sum of up to 80% of trade receivables, 60% of finished goods inventory and 100% of any accepted side collateral. Ms. Hochman also provided side collateral of $500,000 to support a portion of the borrowings. At January 31, 2016, an amount of $527,711 was owing under the terms of the factoring agreement, for advances made, net of repayments of such advances through the collection of factored receivables.

On July 3, 2015, we entered into agreements to amend certain warrants to purchase shares of our common stock held by Carole Hochman, David Hochman and Nico Pronk, President and CEO of Noble Financial Capital Markets Inc. The warrants were initially issued in conjunction with the closing of our private placement offering on June 10, 2014. Pursuant to these amendments, the original warrants held by Ms. and Mr. Hochman and Mr. Pronk were amended to (i) reduce the exercise price to $4.00 per share of common stock in cash, (ii) shorten the exercise period, (iii) restrict the ability of the holders of shares issuable upon exercise of such warrants to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of such shares without our prior written consent for a period of one hundred and twenty (120) days, and (iv) provide that a holder, acting alone or with others, will not affect any purchases or sales of any of our securities in any “short sales” or any type of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” or similar arrangements, or sales or other transactions through non-U.S. broker dealers or foreign regulated brokers through the expiration of the above-mentioned one hundred and twenty day period. On July 3, 2015, in connection with the amendments to the warrants described above, Ms. Hochman exercised 117,616 amended warrants, pursuant to which we issued an aggregate of 117,616 shares of our common stock for aggregate gross proceeds of approximately $470,464, Mr. Hochman, on behalf of himself and an entity controlled by him, exercised 22,633 amended warrants, pursuant to which we issued an aggregate of 22,633 shares of our common stock for aggregate gross proceeds of approximately $90,532 and Nico Pronk exercised 64,999 amended warrants, pursuant to which we issued an aggregate of 64,999 shares of our common stock for aggregate gross proceeds of approximately $260,004.

On December 23, 2015, Carole Hochman, our Chief Executive Officer, Chief Creative Officer and a director of our company, purchased 287,500 shares of our common stock at a price of $4 per share in connection with the close of an underwritten public offering.

On December 23, 2015, David Hochman, a director of our company, purchased 17,500 shares of our common stock at a price of $4 per share in connection with the close of an underwritten public offering.

On December 23, 2015, Paul Hayes, a director of our company, purchased 3,000 shares of our common stock at a price of $4 per share in connection with the close of an underwritten public offering.

We incur ongoing marketing fees with a marketing agency of which Ms. Hochman’s daughter, and Mr. Hochman’s sister, is a principal. Since February 1, 2014 through January 31, 2016, we have paid approximately $414,777 in marketing fees to the company pursuant to the consulting agreement, which includes $132,500 during 2015 and $282,277 in 2016, of which $90,777 (2015: $Nil) was related to third party pass through costs.

REPORT OF THE AUDIT COMMITTEE

This report of the audit committee is required by the Securities and Exchange Commission and, in accordance with the rules of the Securities and Exchange Commission, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

The principal purpose of the audit committee is to assist the board of directors in its general oversight of our accounting practices, system of internal controls, audit processes and financial reporting processes. The audit committee is responsible for appointing and retaining our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The audit committee’s function is more fully described in its charter.

Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. BDO USA, LLP, our independent registered public accounting firm for fiscal 2016, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The audit committee has reviewed and discussed our audited financial statements for 2016 with management and with BDO USA, LLP. These audited financial statements are included in our Annual Report on Form 10-K for the year ended January 31, 2016 (the “Annual Report”)).

The audit committee has also discussed with BDO USA, LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (United States) in Rule 3200T regarding “Communication with Audit Committees.”

The audit committee also has received and reviewed the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding BDO USA, LLP’s communications with the audit committee concerning independence, and has discussed with BDO USA, LLP its independence from us.

Based on the review and discussions described above, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Paul Hayes (Chair)
Andrew Kaplan
Jesse Cole

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and the rules of the Securities and Exchange Commission require our directors, executive officers and persons who own more than 10% of our common stock to file reports of their ownership and changes in ownership of our common stock with the Securities and Exchange Commission. Based solely on our review of the reports filed during fiscal 2016 and questionnaires from our directors and executive officers, we determined that no director, executive officer, or beneficial owner of more than 10% of our common stock failed to file a report on a timely basis during fiscal 2016, except for the following:

Name	Number of Late Reports	Number and Description of Transactions Not Reported on a Timely Basis
Carole Hochman	1	Ms. Hochman acquired 7,057 shares of common stock as payment for interest under a convertible debenture on December 10, 2015 but did not file a Form 4 until December 16, 2015.
David Hochman	1	Mr. Hochman acquired 1,358 shares of common stock as payment for interest under a convertible debenture on December 10, 2015 but did not file a Form 4 until December 15, 2015.
Andrew Kaplan	1	Mr. Kaplan acquired 1,123 shares of common stock as payment for interest under a convertible debenture on December 10, 2015 but did not file a Form 4 until December 15, 2015.
Jesse Cole	2	Mr. Cole became a director of the Company on August 18, 2015 but did not file the initial Form 3 until September 4, 2015. Mr. Cole also received stock options to purchase 37,500 shares of common stock on August 18, 2015 but did not file a Form 4 until September 4, 2015.

CODE OF ETHICS AND BUSINESS CONDUCT

We have adopted a Code of Ethics and Business Conduct that applies to members of our board of directors, our executive officers, employees, contractors, consultants and others working on our behalf. The Code of Ethics and Business Conduct is available on our website at http://ir.nakedbrands.com/governance-docs. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Ethics and Business Conduct by posting such information on our website at the address specified above.

PROPOSAL ONE:
ELECTION OF DIRECTORS

The following individuals, all of whom are currently serving on our board of directors, are nominated for election this year:

•	Carole Hochman
•	Joel Primus
•	David Hochman
•	Andrew Kaplan
•	Paul Hayes
•	Martha Olson
•	Jesse Cole

If elected, each of these individuals will serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal. In the event that any nominee for any reason is unable to serve, or for good cause will not serve, the proxies will be voted for such substitute nominee as our board of directors may determine. We are not aware of any nominee who will be unable to serve, or for good cause will not serve, as a director.

Unless otherwise provided by law, any vacancy on the board of directors, including a vacancy created by an increase in the authorized number of directors, may be filled by the stockholders, by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

The relevant experiences, qualifications, attributes or skills of each nominee that led our board of directors to recommend the above persons as a nominee for director are described in the section entitled “Executive Officers, Directors and Corporate Governance.”

Required Vote

The election of each of the above director nominees requires the affirmative vote of a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.

The board of directors unanimously recommends a vote “FOR” the election of the above director nominees.

PROPOSAL TWO:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under Section 14A of the Exchange Act, our stockholders are allowed to approve, on an advisory basis, the compensation of our Named Executive Officers in accordance with the rules of the Securities and Exchange Commission. The proposal, commonly known as a “say on pay” proposal, gives our stockholders the opportunity to express their views on the Company’s executive compensation. Because this is an advisory vote, this proposal is not binding upon the Company or the compensation committee or the board of directors; however, the board of directors, which are responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal. To the extent there is any significant vote against the compensation of our named executive officers as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the compensation committee and the board of directors will evaluate whether any actions are necessary to address these concerns.

In summary, our policies and programs for compensating our Named Executive Officers are designed to attract, retain, motivate and reward top quality personnel capable of driving our success. Pay that reflects performance and alignment of that pay with the interests of long-term stockholders are key principles that underlie the design of our compensation programs for our Named Executive Officers.

We are asking our stockholders to indicate their support for our named executive officer compensation program as described in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including Executive Compensation, the compensation tables and the accompanying narrative discussion, is hereby APPROVED.”

Effects of the Advisory Vote

This vote is advisory and not binding on the Company, the Compensation Committee or our board of directors in any way. The Compensation Committee and the board of directors will take into account the outcome of the vote, however, when making future executive compensation decisions

Vote Required

The advisory vote to approve the compensation of named executive officers requires the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. This is a non-binding advisory vote.

The board of directors recommends a vote “FOR” the advisory vote to approve the compensation of the Named Executive Officers.

PROPOSAL THREE:
ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON
EXECUTIVE COMPENSATION

Under Section 14A of the Exchange Act, our stockholders are also allowed to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the Securities and Exchange Commission, which we refer to as an advisory vote to approve executive compensation. By voting with respect to this proposal, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation every one, two, or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal.

After careful consideration, the board of directors believes that submitting the advisory vote to approve executive compensation every three years is appropriate for the Company and its stockholders at this time. The board of directors believes that an advisory vote at this frequency will provide stockholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long-term business results for the corresponding period. An advisory vote that occurs every three years will also permit the Company’s stockholders to observe and evaluate the impact of any changes to its executive compensation policies and practices that have occurred since the last advisory vote to approve executive compensation. The board of directors is therefore recommending that stockholders vote for holding the advisory vote to approve executive compensation every three years.

The Company recognizes that the stockholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our stockholders as to their preference on the frequency of advisory votes to approve executive compensation.

This vote is advisory and not binding on the Company the Compensation Committee or our board of directors in any way. The Compensation Committee and the board of directors will take into account the outcome of the vote, however, when considering the frequency of future advisory votes to approve executive compensation. The Compensation Committee and the board of directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote to approve executive compensation more or less frequently than the frequency selected by our stockholders.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the board of directors.

Effects of Advisory Vote

This vote is advisory and not binding on the Company, the Compensation Committee or our board of directors in any way. The Compensation Committee and the board of directors will take into account the outcome of the vote, however, when considering the frequency of future advisory votes to approve executive compensation. The Compensation Committee and our board of directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote to approve executive compensation more or less frequently than the frequency selected by our stockholders.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the board of directors.

Vote Required

The frequency that receives the highest number of votes cast will be deemed to be the frequency selected by the stockholders. This is a non-binding advisory vote.

The board of directors recommends a vote of “THREE YEARS” as the frequency for future advisory votes to approve the compensation of the Named Executive Officers.

PROPOSAL FOUR:
APPROVAL OF AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK THAT WE MAY ISSUE FROM 11,250,000 TO 18,000,000 SHARES.

Our board of directors has approved an amendment to our Articles of Incorporation, which we refer to as the “Common Stock Amendment,” to increase the number of authorized shares of common stock that we may issue from 11,250,000 to 18,000,000 and has directed that the Common Stock Amendment be submitted to stockholders for approval at the Meeting. Proposal Four seeks your approval of the Common Stock Amendment.

The approval of the Common Stock Amendment is not conditioned on the approval of the Preferred Stock Amendment (as described in Proposal Five below). However, if both the Common Stock Amendment and Preferred Stock Amendment are approved by our stockholders at the Meeting and we subsequently make the appropriate filings with the Secretary of State of the State of Nevada to effectuate the Common Stock Amendment and the Preferred Stock Amendment, then the total number of authorized shares of capital stock that we may issue will increase from 11,250,000 to 20,000,000. If the Common Stock Amendment is approved by our stockholders at the Meeting, but the Preferred Stock Amendment is not so approved and we subsequently make the appropriate filings with the Secretary of State of the State Nevada to effectuate the Common Stock Amendment only, then the total number of authorized shares of capital stock that we may issue will increase from 11,250,000 to 18,000,000, comprised solely of common stock.

The proposed Common Stock Amendment is set forth in Appendix A, which reflects the effects of both the Common Stock Amendment and the Preferred Stock Amendment, attached to this Proxy Statement.

Increase in Authorized Shares of Common Stock

Our board of directors believes that an increase in the number of our authorized shares of common stock is prudent because it will enhance our flexibility to consider and respond to future business needs and opportunities as they arise from time to time. Our board of directors has determined that a total of 18,000,000 shares of common stock is a reasonable estimate of what might be required in this regard for the foreseeable future to (i) issue common stock in acquisitions or strategic transactions and other proper corporate purpose that may be identified by our board of directors in the future; (ii) issue common stock to augment our capital and increase the ownership of our common stock; and (iii) provide incentives through the grant of stock options, restricted stock and other equity awards to employees, directors, officers, independent contractors, and others important to our business under our stock option plans. We cannot provide assurances that any such transactions will (i) be consummated on favorable terms or at all, (ii) enhance stockholder value or (iii) not adversely affect our business or the trading price of our common stock. Immediately following the effectiveness of the Common Stock Amendment, the Company will have approximately 11,930,018 shares of common stock authorized but unissued and available for issuance. At present, we have 6,069,982 shares of common stock issued and outstanding and 3,855,097 shares issuable upon exercise of outstanding warrants to purchase common stock, stock options and convertible debt instruments and no preferred stock authorized or issued.

The remaining authorized but unissued shares of common stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including those noted above. Our board of directors will be able to authorize the issuance of shares of common stock without the necessity, and related costs and delays of either calling a special stockholders’ meeting or waiting for the regularly scheduled annual meeting of stockholders in order to increase the authorized number of shares of common stock. If a particular transaction required stockholder approval by law or such approval was otherwise deemed advisable by our board of directors, then the matter would be referred to the stockholders for their approval, even if we might have the requisite number of voting shares to consummate the transaction. The additional shares of common stock to be authorized by the Common Stock Amendment will have rights identical to the currently outstanding common stock. Adoption of the Common Stock Amendment and issuance of the additional common stock authorized thereby will not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to increasing the number of outstanding shares of our common stock. Incidental effects of the increase in the number of outstanding shares of our common stock may include dilution of ownership and lower earnings per share and the voting rights of current holders of our common stock. If stockholders do not approve the Common Stock Amendment there will be no immediate impact on the Company or the rights of existing stockholders. However, failure to approve the Common Stock Amendment will limit our future options with respect to capital raising, financing transactions and acquisitions and impact our competitive position.

We do not have any plans, commitments, arrangements, understandings or agreements, whether written or oral, to issue any of the shares that will be newly available following the approval of the proposed increase in the number of authorized shares of our common stock.

Effectiveness of Common Stock Amendment

The Common Stock Amendment will become effective once it is approved at the Annual Meeting and filed with the Secretary of State of Nevada. Upon filing the Common Stock Amendment with the Secretary of State of Nevada, our authorized shares of common stock will increase from 11,250,000 to 18,000,000.

Potential Anti-Takeover Effect of the Proposed Common Stock Amendment

The Common Stock Amendment is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in our Articles of Incorporation or Bylaws in effect on the date of this Proxy Statement. However, our stockholders should note that the availability of additional authorized and unissued shares of common stock could make any attempt to gain control of the Company or our board of directors more difficult or time-consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management. Although our board of directors currently has no intention of doing so, shares of common stock could be issued by the board of directors to dilute the percentage of stock owned by any stockholder and increase the cost of, or the number of, voting shares necessary to acquire control of the board or to meet the voting requirements imposed by Nevada law with respect to a merger or other business combination involving us.

Our board of directors did not propose this Common Stock Amendment for the purpose of discouraging mergers, tender offers, proxy contests, solicitation in opposition to management or other changes in control. We are not aware of any specific effort to accumulate our common stock or obtain control of us by means of a merger, tender offer, solicitation or otherwise. We have no present intention to use the increased number of authorized shares of stock for anti-takeover purposes.

Vote Required

The affirmative vote of a majority of the voting power of the shares of common stock will be required to approve the Common Stock Amendment.

The board of directors recommends that the stockholders vote “FOR” the approval of the amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock that we may issue from 11,250,000 to 18,000,000 shares.

PROPOSAL FIVE:
APPROVAL OF AMENDMENT TO OUR ARTICLES OF INCORPORATION TO PROVIDE AUTHORITY TO ISSUE UP TO 2,000,000 SHARES OF BLANK CHECK PREFERRED STOCK

Our board of directors has approved an amendment to our Articles of Incorporation, which we refer to as the “Preferred Stock Amendment,” to provide authority to issue up to 2,000,000 shares of blank check preferred stock and has directed that the Preferred Stock Amendment be submitted to stockholders for approval at the Annual Meeting. The Preferred Stock Amendment has the effect of creating a new class of stock: blank check preferred. Proposal Five seeks your approval of the Preferred Stock Amendment.

The approval of the Preferred Stock Amendment is not conditioned on the approval of the Common Stock Amendment (as described in Proposal Four above). However, if both the Preferred Stock Amendment and Common Stock Amendment are approved by our stockholders at the Annual Meeting and we subsequently make the appropriate filings with the Secretary of State of the State Nevada to effectuate the Preferred Stock Amendment and the Common Stock Amendment, then the total number of authorized shares of capital stock that we may issue will increase from 11,250,000 to 20,000,000. If the Preferred Stock Amendment is approved by our stockholders at the Annual Meeting, but the Common Stock Amendment is not so approved and we subsequently make the appropriate filings with the Secretary of State of the State Nevada to effectuate the Preferred Stock Amendment only, then the total number of authorized shares of capital stock that we may issue will increase from 11,250,000 to 13,250,000.

The proposed Preferred Stock Amendment is set forth in Appendix A, which reflects the effects of both the Preferred Stock Amendment and the Common Stock Amendment, attached to this Proxy Statement.”

Authority to Issue Blank Check Preferred Stock

Currently, we are not authorized to issue any shares of preferred stock. The Preferred Stock Amendment authorizes our board of directors to issue, from time to time, up to 2,000,000 shares of blank check preferred stock with such designations, powers, preferences and rights as may be determined from time to time by our board of directors. This means that, if the Preferred Stock Amendment is approved, except as may be required by law or NASDAQ rules, no further stockholder approval would be required prior to the issuance of shares of preferred stock authorized by the Preferred Stock Amendment. For example, under NASDAQ rules, in certain circumstances stockholder approval is required for any potential issuance of 20% or more of our outstanding shares of common stock (including upon conversion of convertible preferred stock) or 20% or more of the voting power outstanding before such issuance.

Our board of directors believes that authorization of blank check preferred stock is prudent because it is advisable to have the ability to authorize such shares of preferred stock and have them available for in order to enhance our flexibility to consider and respond to future business needs and opportunities as they arise from time to time, including possible issuances in connection with such activities as public or private offerings of shares for cash, potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations and investments, the pursuit of financing opportunities and other corporate purposes. We cannot provide assurances that any such transactions will (i) be consummated on favorable terms or at all, (ii) enhance stockholder value or (iii) not adversely affect our business or the trading price of our common stock.

The authorization of the blank check preferred stock will not have any immediate effect on the rights of existing stockholders. However, in connection with the issuance of preferred stock, our board of directors would have the authority to designate and issue series of our preferred stock with dividend, liquidation, conversion, voting or other rights that may be superior to those of our common stock. The effects of the issuance of preferred stock upon holders of our common stock may include, among other things: (1) a preference in the payment of dividends to holders of preferred stock, which may restrict our ability to declare dividends on our common stock; (2) dilution of voting power if holders of preferred stock are given voting rights; (3) dilution of equity interests and voting power if the preferred stock is convertible, and converted into, common stock; or (4) a preference in payments upon liquidation to holders of preferred stock, which may limit liquidation payments on our common stock.

The Preferred Stock Amendment has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt. Our board of directors represents that, if the preferred stock Amendment is approved, it will not, without prior stockholder approval, approve the issuance or use of any of the preferred stock for any defensive or anti-takeover purpose or for the purpose of implementing any stockholder rights plan (i.e., poison pill). Within these limits, as well as others imposed by applicable law and NASDAQ rules, the board may approve the issuance or use of preferred stock for capital raising, financing and acquisition needs or opportunities that has the effect of making an acquisition of the Company more difficult or costly, as could also be the case if the board were to issue additional Common Stock.

If stockholders do not approve the Preferred Stock Amendment there will be no immediate impact on the Company or the rights of existing stockholders. However, failure to approve the Preferred Stock Amendment will limit our future options with respect to capital raising, financing transactions and acquisitions and impact our competitive position.

We do not have any plans, commitments, arrangements, understandings or agreements, whether written or oral, to issue any of the shares that will be newly available following the approval of the proposed authority to issue up to 2,000,000 shares of blank check preferred stock.

Effectiveness of Preferred Stock Amendment

The Preferred Stock Amendment will become effective once it is approved at the Annual Meeting and filed with the Secretary of State of Nevada. Upon filing the Preferred Stock Amendment with the Secretary of State of Nevada, our board of directors will have authority to issue up to 2,000,000 shares of blank check preferred stock, and the authority to establish, from time to time, classes or series of preferred stock and to fix the rights, preferences, privileges and restrictions granted to or imposed upon any series of preferred stock, including dividend rates and preferences, conversion provisions, voting rights, redemption provisions, liquidation rights and preferences, preemption rights, maturity dates and other matters.

Potential Anti-Takeover Effect of the Proposed Preferred Stock Amendment

The Preferred Stock Amendment is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in our Articles of Incorporation or Bylaws in effect on the date of this Proxy Statement. However, our stockholders should note that the authority of our board of directors to issue preferred stock and to establish, from time to time, classes or series of preferred stock and to fix the rights, preferences, privileges and restrictions granted to or imposed upon any series of preferred stock, could make any attempt to gain control of the Company or the board of directors more difficult or time-consuming. Although our board of directors currently has no intention of doing so, shares of preferred stock could be issued by the board of directors to dilute the percentage of stock owned by any stockholder and increase the cost of, or the number of, voting shares necessary to acquire control of the board or to meet the voting requirements imposed by Nevada law with respect to a merger or other business combination involving us.

Our board of directors did not propose this Preferred Stock Amendment for the purpose of discouraging mergers, tender offers, proxy contests, solicitation in opposition to management or other changes in control. We are not aware of any specific effort to accumulate our common stock or obtain control of us by means of a merger, tender offer, solicitation or otherwise. We have no present intention to use the authority to issue blank check preferred stock for anti-takeover purposes.

Vote Required

The affirmative vote of a majority of the voting power of the shares of common stock will be required to approve the Preferred Stock Amendment.

The board of directors recommends that the stockholders vote “FOR” the approval of the amendment to our Articles of Incorporation to provide authority to issue up to 2,000,000 shares of blank check preferred stock.

PROPOSAL SIX:
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the board of directors has appointed the firm of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2017. During fiscal 2016, BDO USA, LLP served as our independent registered public accounting firm.

Representatives of BDO USA, LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to questions. Although stockholder ratification of our appointment of our independent registered public accounting firm is not required by our bylaws or otherwise, we are submitting the appointment of BDO USA, LLP to our stockholders for ratification to permit stockholders to participate in this important corporate decision. If ratification is not obtained, the audit committee will consider this fact when it appoints the independent auditor for 2018, but will not be required to appoint a different independent auditor. Even if the appointment of BDO USA, LLP is ratified, the audit committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interests of the Company.

Principal Accountant Fees and Services

The following table presents aggregate fees billed to us for services rendered by BDO USA, LLP during the fiscal years 2016 and 2015.

	Fiscal year ended January 31, 2016	Fiscal year ended January 31, 2015
Audit Fees(1)	$258,800	$84,200
Audit-Related Fees	—	—
Tax Fees(2)	25,400	37,000
All Other Fees	—	—
Total	$284,200	$121,000

(1)	Audit fees consisted of fees paid for our annual audits, review of our quarterly reports on Form 10-Q and our filings with the Securities and Exchange Commission related to our 2015 public offering and re-sale registration statements on Form S-1.
(2)	Tax fees consist of fees billed for the preparation of corporate tax returns.

Preapproval Policies and Procedures

Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All services provided by BDO USA, LLP for our fiscal years 2016 and 2015 were pre-approved by our Audit Committee in accordance with this policy.

Required Vote

Ratification of BDO USA, LLP as our independent registered public accounting firm will require the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.

The board of directors recommends a vote “FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm.

APPENDIX A:
PROPOSED AMENDMENTS TO ARTICLES OF INCORPORATION

Set forth below are descriptions of the proposed amendments to our Articles of Incorporation to be incorporated therein upon approval of the Common Stock Amendment and/or Preferred Stock Amendment. Specifically, Part 1 of this Appendix A sets forth the proposed amendments to be incorporated in the description of our authorized capital stock in Article III, Section 1.01 of our Articles of Incorporation upon approval of the Common Stock Amendment and/or Preferred Stock Amendment. Part 2 of this Appendix A sets forth the proposed amendments to be incorporated in the designation of a class of blank check preferred stock in Article III, Section 1.02 of our Articles of Incorporation upon approval of the Preferred Stock Amendment.

1.	Proposed Amendments to Article III, Section 1.01 of our Articles of Incorporation.

(a) If the Common Stock Amendment and Preferred Stock Amendment are both approved, then Article III, Section 1.01 of our Articles of Incorporation shall be amended and restated in its entirety to read as follows:

“Section 1.01 Number and Classes.  The aggregate number of shares of capital stock that the Corporation will have the authority to issue is twenty million (20,000,000) shares, of which eighteen million (18,000,000) shares will be designated common stock, par value of $0.001 per share (the “Common Stock”), and two million (2,000,000) shares will be blank check preferred stock, par value of $0.001 per share (the “Preferred Stock”).”

(b) If the Common Stock Amendment is approved, but the Preferred Stock Amendment is not approved, then Article III, Section 1.01 of our Articles of Incorporation shall be amended and restated in its entirety to read as follows:

“Section 1.01 Number and Classes.  The aggregate number of shares of capital stock that the Corporation will have the authority to issue is eighteen million (18,000,000) shares, all of which will be designated common stock, par value of $0.001 per share (the “Common Stock”).”

(c) If the Preferred Stock Amendment is approved, but the Common Stock Amendment is not approved, then Article III, Section 1.01 of our Articles of Incorporation shall be amended and restated in its entirety to read as follows:

“Section 1.01 Number and Classes.  The aggregate number of shares of capital stock that the Corporation will have the authority to issue is thirteen million two hundred fifty thousand (13,250,000) shares, of which eleven million two hundred fifty thousand (11,250,000) shares will be designated common stock, par value of $0.001 per share (the “Common Stock”), and two million (2,000,000) shares will be blank check preferred stock, par value of $0.001 per share (the “Preferred Stock”).”

2.	Proposed Amendments to Article III, Section 1.02 of our Articles of Incorporation.

(a) If the Preferred Stock Amendment is approved, then Article III, Section 1.02 of our Articles of Incorporation shall be amended and restated in its entirety to read as follows:

“Section 1.02 Blank Check Preferred Stock.  The Board of Directors of the Corporation (the “Board of Directors”) is authorized, subject to the limitations prescribed in this Article III, to provide for the issuance of the shares of blank check preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series of Preferred Stock will include, but not be limited to, the rights to determine the following:

(i) The number of shares constituting that series of Preferred Stock and the distinctive designation of that series, which may be a distinguishing number, letter or title;

(ii) The dividend rate on the shares of that series of Preferred Stock, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

(iii) Whether that series of Preferred Stock will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(iv) Whether that series of Preferred Stock will have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

(v) Whether or not the shares of that series of Preferred Stock will be redeemable and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(vi) Whether that series of Preferred Stock will have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

(vii) The rights of the shares of that series of Preferred Stock in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(viii) Any other relative rights, preferences and limitations of that series of Preferred Stock.

Each series of serial Preferred Stock, in preference to the Common Stock, will be entitled to dividends from funds or other assets legally available therefore, at such rates, payable at such times and cumulative to the extent as may be fixed by the Board of Directors pursuant to the authority herein conferred upon it. In the event of dissolution or liquidation of the Corporation, voluntary or involuntary, the holders of serial Preferred Stock, in preference to the Common Stock, will be entitled to receive such amount or amounts as may be fixed by the Board of Directors pursuant to the authority herein conferred upon it. Preferred Stock of any series redeemed, converted, exchanged, purchased or otherwise acquired by the Corporation shall be canceled by the Corporation and returned to the status of authorized but unissued Preferred Stock. All shares of any series of serial Preferred Stock, as between themselves, shall rank equally and be identical; and all series of serial Preferred Stock, as between themselves, shall rank equally and be identical, except as set forth in resolutions of the Board of Directors authorizing the issuance of the series.”

NAKED BRAND GROUP INC.
95 MADISON AVE., 10TH FLOOR
NEW YORK, NY 10016

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E12371-P81417

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NAKED BRAND GROUP INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

Nominees:

01) Carole Hochman
02) Joel Primus
03) David Hochman
04) Andrew Kaplan
05) Paul Hayes
06) Martha Olson
07) Jesse Cole

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. To approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the Proxy Statement.	☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:

	1 Year	2 Years	3 Years	Abstain
3. To vote, on a non-binding advisory basis, on whether a non-binding advisory vote to approve the compensation of our named executive officers should be held every one, two or three years.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 4, 5 and 6:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E12372-P81417

NAKED BRAND GROUP INC.
Annual Meeting of Stockholders
August 3, 2016 10:00 AM, local time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoints Joel Primus and Kai-Hsiang Lin, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of NAKED BRAND GROUP INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, EDT on August 3, 2016, at the offices of Duane Morris LLP, 1540 Broadway, 14th Floor, New York, New York 10034, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side